Exhibit 99.1

NEWBRIDGE BANCORP (NASDAQ: NBBC) ANNOUNCES FOURTH QUARTER 2015 RESULTS

GREENSBORO, N.C., January 28, 2016

Fourth Quarter and Year-to-Date 2015 Highlights

•	Net income totaled $3.4 million, or $0.09 per share, for the quarter and $18.8 million, or $0.48 per share, for the year

•	Core (non-GAAP) earnings totaled $5.2 million, or $0.13 per share, for the quarter and $22.2 million, or $0.57 per share, for the year

•	Noninterest bearing deposits increased $23.9 million, or 6.3%, for the quarter

•	Total loans held for investment increased $63.5 million for the quarter, or 12.5% annualized

•	Acquisition related expenses totaled $2.1 million for the quarter and $4.6 million for the year

•	Other expense was elevated for the quarter due to accruals related to legal matters and the re-issuance of customer debit and credit cards with fraud protection chips

•	Nonperforming assets were 0.28% of total assets

•	A shareholders’ meeting is scheduled for February 23, 2016 to vote on the proposed merger with Yadkin Financial Corporation (“Yadkin”)

NewBridge Bancorp (the "Company") today reported earnings for the three month period ended December 31, 2015.  Net income available to common shareholders totaled $3.4 million, or $0.09 per diluted share, compared to $4.3 million, or $0.11 per diluted share, for the quarter ended December 31, 2014. For the twelve months ended December 31, 2015, net income available to common shareholders totaled $18.8 million, or $0.48 per diluted share. After-tax merger costs and a one-time tax expense related to the change in the State of North Carolina’s tax rate combined to lower net income by $3.5 million for the year. Per share data for 2015 are impacted by the issuance of 1.735 million shares in the Premier Commercial Bank (“Premier”) acquisition.

Pressley A. Ridgill, President and CEO, commented: “We look forward to meeting with our shareholders in February to seek their approval to merge NewBridge Bancorp with Yadkin Financial Corporation. Our loan and core deposit growth trends from key markets in North Carolina will integrate well into the combined entity, and the combined revenues and efficiencies garnered through the merger will benefit both companies’ shareholders.”

“Core operating net income totaled $5.2 million, or $0.13 per share, for the quarter and $22.2 million, or $0.57 per share, for the year. Core earnings for the quarter would have been $0.14 per share except the Company recorded additional pre-tax expense of $395,000 to reissue debit and credit cards with imbedded fraud protection chips to all existing customers and $245,000 for legal matters.”

Net Interest Income

Net interest income was $22.8 million for the fourth quarter of 2015, compared with $21.3 million for the quarter ended December 31, 2014 and $22.9 million for the quarter ended September 30, 2015. The increase year over year was primarily due to loan growth and also reflected the effect of the Premier acquisition in the first quarter of 2015. Total average interest-earning assets increased to $2.58 billion at December 31, 2015 from $2.30 billion at December 31, 2014.

For the fourth quarter of 2015, the net interest margin was 3.52%, compared with 3.69% for the fourth quarter of 2014 and 3.55% for the third quarter of 2015. The decline in the net interest margin reflected the continuing pressure due to the low-interest rate environment and intense pricing competition for quality lending business. Also, cost of wholesale funding increased in anticipation of a rise in Fed funds resulting in increased cost of liabilities without the related rate increase from variable rate assets, which moved primarily on news of the actual rate increase at the end of the quarter. The cost of interest-bearing liabilities was 0.45% for the fourth quarter of 2015, up from 0.44% for the third quarter of 2015 and 0.40% for the fourth quarter of 2014.

Noninterest Income

Total noninterest income for the fourth quarter of 2015 was $4.1 million, stable from the fourth quarter of 2014. Mortgage banking revenue increased substantially to $422,000, up 94.5% from $217,000 a year earlier, and reflected strong growth in mortgage loan production. Retail banking income decreased 6.2% to $2.4 million in the fourth quarter of 2015 from $2.5 million in the fourth quarter of 2014, but increased from $2.3 million in the third quarter of 2015.

Noninterest Expense

Total noninterest expense increased 13.1% to $21.0 million. In the fourth quarter of 2015, noninterest expense included $2.1 million in acquisition related expenses primarily for the Yadkin merger; whereas in the fourth quarter of 2014 acquisition related expenses primarily for Premier were only $171,000. Noninterest expense excluding acquisition related expenses increased 2.9% to $19.0 million from $18.4 million, which is reflective of a growing company with elevated levels in most all other noninterest expense categories, as the Company has invested in supporting a larger and more geographically diverse operation.

Balance Sheet

Total assets grew to $2.81 billion at December 31, 2015, up 1.3% from $2.77 billion at September 30, 2015, and up 11.5% from $2.52 billion at December 31, 2014.

Loans held for investment increased $63.5 million, or 12.5% annualized, to $2.09 billion compared to $2.03 billion at September 30, 2015. Loans held for sale were stable from September 30, 2015 but increased 70.9% from December 31, 2014, reflecting the growth in mortgage banking.

Total deposits were $1.95 billion at December 31, 2015, down $52.8 million from September 30, 2015. Core transaction, savings and money market accounts were 77.3% of the Company's deposits and totaled $1.51 billion at December 31, 2015.

During the quarter the Company relied on borrowings to fund loan growth, with total borrowings increasing $84.8 million to $576.0 million at December 31, 2015, compared to $491.3 million at September 30, 2015.

Shareholders' equity decreased to $260.0 million at December 31, 2015, down $1.4 million from September 30, 2015. Retained earnings rose $2.8 million during the quarter, due to net income of $3.4 million less the fourth quarter declared dividend of $586,000. Accumulated other comprehensive loss increased $4.9 million during the fourth quarter of 2015 due primarily to lower unrealized gains in the investment portfolio and an increase in the liability of the pension plan due to a change in the mortality tables. The Company's tangible book value per share declined to $5.92 per share at December 31, 2015 from $5.96 at September 30, 2015.

Asset Quality

Asset quality remained excellent. Total nonperforming assets declined to $8.0 million at December 31, 2015 from $10.3 million a year earlier. The percentage of nonperforming assets to total assets declined to 0.28% at December 31, 2015, compared to 0.41% a year earlier. Total nonperforming loans declined to $6.6 million at December 31, 2015, compared to $7.2 million at December 31, 2014. As a percentage of total assets, nonperforming loans declined to 0.23% compared to 0.29% a year earlier. Net chargeoffs were $328,000 for the fourth quarter of 2015. Net chargeoffs were $439,000 in the fourth quarter of 2014. The Company’s allowance for credit losses to total loans held for investment excluding acquired loans was 1.13%, slightly down from the third quarter of 2015 but in line with a consistent quarterly decline since March 31, 2014. The ratio of the allowance for credit losses to nonperforming loans was 320% at December 31, 2015.

About NewBridge Bancorp

NewBridge Bancorp (NASDAQ: NBBC) is the holding company for NewBridge Bank, a $2.8 billion community focused bank headquartered in Greensboro, North Carolina.  Through 42 branches, NewBridge Bank provides a comprehensive array of personal financial solutions including banking, lending, and wealth management services. The Bank’s commercial teams provide customized lending services, including SBA loans, along with sophisticated deposit and treasury management solutions to small businesses and middle market corporations. With continuous operations dating back to 1910 in the Piedmont Triad Region of North Carolina (Greensboro-Winston-Salem-High Point), NewBridge Bank’s served markets have expanded to also include Charlotte-Gastonia-Concord, Raleigh-Durham-Chapel Hill, and Wilmington in North Carolina, and Greenville-Spartanburg and Charleston in South Carolina. To make NewBridge Bank your preferred financial partner, please visit us in our offices or online at www.newbridgebank.com.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially.  For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements.  Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of NewBridge and its management about future events.  The accuracy of such forward looking statements could be affected by factors including, but not limited to: the ability to obtain regulatory approvals and meet other closing conditions to the proposed merger, including approval by Yadkin and NewBridge shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Yadkin and NewBridge businesses or fully realizing cost savings and other benefits; business disruption following the proposed merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; client borrowing, repayment, investment and deposit practices; client disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the merger of the companies’ clients, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. These forward looking statements express management's current expectations, plans or forecasts of future events, results and condition, including financial and other estimates and expectations regarding recently completed or proposed acquisitions and the general business strategy of engaging in bank acquisitions. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in NewBridge's filings with the Securities and Exchange Commission (“SEC”), including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

Additional Information About the Proposed Merger and Where to Find It

In connection with the proposed merger, Yadkin filed with the SEC a Registration Statement on Form S-4 as amended, which included a joint proxy statement of Yadkin and NewBridge and a prospectus of Yadkin, as well as other relevant documents concerning the proposed merger. Investors and shareholders are also urged to carefully review and consider each of Yadkin’s and NewBridge’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. Both NewBridge and Yadkin have mailed the joint proxy statement/prospectus to their respective shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF YADKIN AND NEWBRIDGE ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and shareholders may obtain a free copy of the joint proxy statement/prospectus and other filings containing information about Yadkin and NewBridge at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus and the other filings may also be obtained free of charge at Yadkin’s website at www.yadkinbank.com, or at NewBridge’s website at www.newbridgebank.com. Copies of the joint proxy statement/prospectus can also be obtained, free of charge, by directing your request to:

Yadkin Financial Corporation 3600 Glenwood Avenue, Suite 300 Raleigh, North Carolina 27612 (919) 659-9000	NewBridge Bancorp 1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina 27410 (336) 369-0900

Investors may contact:
Ramsey Hamadi, Chief Financial Officer	336-369-0975
Richard Cobb, Controller & Chief Accounting Officer	336-369-0914

	Three Months Ended December 31		Twelve Months Ended December 31
	2015	2014	2015	2014
Income Statement Data
(Dollars in thousands, except share data)
Interest income:
Loans	$20,855	$19,157	$81,811	$71,230
Investment securities	4,282	4,055	17,347	14,468
Other	25	38	136	118
Total interest income	25,162	23,250	99,294	85,816
Interest expense:
Deposits	1,298	1,060	5,141	4,000
Borrowings from the FHLB	374	230	1,227	801
Other	695	656	2,681	2,344
Total interest expense	2,367	1,946	9,049	7,145
Net interest income	22,795	21,304	90,245	78,671
Provision for credit losses	-	50	120	883
Net interest income after provision for credit losses	22,795	21,254	90,125	77,788
Noninterest income:
Retail banking	2,358	2,515	9,062	10,424
Mortgage banking services	422	217	1,749	870
Wealth management services	609	771	2,859	2,919
Gain on sale of investment securities	-	-	-	-
Bank-owned life insurance	354	316	2,126	1,385
Other	377	258	1,835	1,115
Total noninterest income	4,120	4,077	17,631	16,713
Noninterest expense:
Personnel	10,011	9,946	40,445	36,617
Occupancy	1,431	1,218	5,614	4,910
Furniture and equipment	923	1,003	3,912	3,806
Technology and data processing	1,371	1,228	5,216	4,727
Legal and professional	874	816	3,569	2,994
FDIC insurance	393	382	1,634	1,602
Other real estate owned	138	376	636	870
Acquisition related expenses	2,074	171	4,608	5,081
Other	3,833	3,468	12,739	12,099
Total noninterest expense	21,048	18,608	78,373	72,706
Income before income taxes	5,867	6,723	29,383	21,795
Income tax expense	2,453	2,458	10,626	7,819
Net income	3,414	4,265	18,757	13,976
Dividends on preferred stock	-	-	-	(337)
Net income available to common shareholders	$3,414	$4,265	$18,757	$13,639
Net income per share - basic	$0.09	$0.11	$0.48	$0.39
Net income per share - diluted	$0.09	$0.11	$0.48	$0.38
Cash dividends declared per share	$0.015	$-	$0.06	$-

FINANCIAL SUMMARY

	2015					2014
	Fourth	Third	Second	First		Fourth
	Quarter	Quarter	Quarter	Quarter		Quarter
Period-End Balance Sheets
(Dollars in thousands)
Assets
Loans held for sale	$10,566	$10,562	$15,100	$11,739		$6,181
Commercial loans	1,089,728	1,040,504	1,039,540	1,011,386		928,761
Real estate - construction loans	240,539	227,016	192,142	189,792		168,109
Real estate - mortgage loans	726,124	724,692	731,413	712,220		672,574
Consumer loans	23,531	24,556	24,637	25,576		26,164
Other loans	8,700	8,387	16,471	9,058		8,798
Total loans held for investment	2,088,622	2,025,155	2,004,203	1,948,032		1,804,406
Allowance for credit losses	(20,995)	(21,323)	(21,314)	(21,878)		(22,112)
Net loans held for investment	2,067,627	2,003,832	1,982,889	1,926,154	(1)	1,782,294
Investment securities	496,809	513,106	531,021	536,083		496,798
Other earning assets	9,721	15,187	18,028	23,911		17,131
Goodwill	24,480	24,480	24,480	24,480		22,063
Core deposit intangible	3,780	4,215	4,677	5,148		4,616
Other non-earning assets	195,911	201,062	202,490	207,528		191,149
Total Assets	$2,808,894	$2,772,444	$2,778,685	$2,735,043		$2,520,232

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$401,121	$377,175	$363,036	$360,378		$319,327
Savings deposits	70,295	69,234	69,364	69,510		67,639
NOW accounts	591,376	569,570	548,109	543,149		509,450
Money market accounts	443,325	478,380	470,186	473,671		386,733
Time deposits	442,538	507,058	544,115	580,077		549,415
Total deposits	1,948,655	2,001,417	1,994,810	2,026,785	(2)	1,832,564
Total borrowings	576,024	491,274	509,074	435,454		438,474
Other liabilities	24,240	18,347	19,184	21,591		17,839
Shareholders' equity (all common)	259,975	261,406	255,617	251,213		231,355
Total Liabilities and Shareholders' Equity	$2,808,894	$2,772,444	$2,778,685	$2,735,043		$2,520,232

(1) Includes $93.0 million from Premier Commercial Bank acquisition.

(2) Includes $125.2 million from Premier Commercial Bank acquisition.

COMMON STOCK DATA

	2015				2014
	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter

Market value:
End of period	$12.18	$8.53	$8.93	$8.92	$8.71
High	13.30	8.99	9.17	9.18	8.98
Low	8.45	7.82	7.48	7.78	7.34
Book value	6.65	6.69	6.54	6.44	6.22
Tangible book value	5.92	5.96	5.80	5.68	5.50
Average shares outstanding	39,098,354	39,076,883	39,046,498	37,844,273	37,195,303
Average diluted shares outstanding	39,718,978	39,537,027	39,496,122	38,333,841	37,655,766
Class A shares at end of period	37,395,458	37,353,883	35,890,135	35,815,135	34,008,795
Class B shares at end of period	1,723,000	1,723,000	3,186,748	3,186,748	3,186,748

ASSET QUALITY DATA

	2015				2014
	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
(Dollars in thousands)
Loans identified as impaired	$4,379	$5,216	$3,648	$3,701	$4,227
Other nonperforming loans	2,180	2,229	2,035	2,240	2,985
Total nonperforming loans	6,559	7,445	5,683	5,941	7,212
Other real estate owned	1,397	1,788	2,142	2,484	3,057
Total nonperforming assets	$7,956	$9,233	$7,825	$8,425	$10,269

Net chargeoffs	$328	$(9)	$580	$338	$439
Allowance for credit losses	20,995	21,323	21,314	21,878	22,112
Allowance for credit losses to loans held for investment	1.01%	1.05%	1.06%	1.12%	1.23%
Allowance for credit losses to loans held for investment excluding acquired loans	1.13	1.20	1.23	1.35	1.43
Nonperforming loans to loans held for investment	0.31	0.37	0.28	0.30	0.40
Nonperforming assets to total assets	0.28	0.33	0.28	0.31	0.41
Nonperforming loans to total assets	0.23	0.27	0.20	0.22	0.29
Net chargeoff percentage (annualized)	0.06	(0.00)	0.12	0.07	0.10
Allowance for credit losses to nonperforming loans	320.09	286.41	375.05	368.25	306.60

Allowance for credit losses rollforward	Three Months Ended December 31			Twelve Months Ended December 31
	2015	2014		2015	2014

Beginning balance	$21,323	$22,501		$22,112	$24,550
Chargeoffs	1,424	1,344		4,097	7,408
Recoveries	1,096	905		2,860	4,087
Net chargeoffs	328	439		1,237	3,321
Provision for credit losses	-	50		120	883
Ending balance	$20,995	$22,112		$20,995	$22,112

INVESTMENT PORTFOLIO

(Dollars in thousands)	As of December 31, 2015
		Gross	Gross				Average
	Amortized Cost	Unrealized Gain	Unrealized Loss	Estimated Fair Value	Average Yield (%)		Duration (years)

Debt Securities(1)
Available for sale debt securities	$322,758	$6,008	$(2,202)	$326,564	3.46	(2)	3.10
Held to maturity debt securities	131,948	2,173	(511)	133,610	3.26	(2)	5.02
Total debt securities	454,706	8,181	(2,713)	460,174	3.40	(2)	3.75

Equity Securities(1)
Available for sale equity securities	37,978	328	(9)	38,297

Total Investment Portfolio(1)	$492,684	$8,509	$(2,722)	$498,471

(Dollars in thousands)	As of December 31, 2014
		Gross	Gross				Average
	Amortized Cost	Unrealized Gain	Unrealized Loss	Estimated Fair Value	Average Yield (%)		Duration (years)

Debt Securities(1)
Available for sale debt securities	$325,755	$9,484	$(2,097)	$333,142	3.58	(2)	3.71
Held to maturity debt securities	130,701	1,711	(497)	131,915	2.89	(2)	5.00
Total debt securities	456,456	11,195	(2,594)	465,057	3.38	(2)	4.08

Equity Securities(1)
Available for sale equity securities	32,750	361	(156)	32,955

Total Investment Portfolio(1)	$489,206	$11,556	$(2,750)	$498,012

(1) Available for sale securities are carried at fair value on the balance sheet while held to maturity securities are carried at amortized cost.

(2) Fully taxable equivalent basis.

ANALYSIS OF YIELDS AND RATES

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Average	Interest Income/	Average Yield/	Average	Interest Income/	Average Yield/
	Balance	Expense(1)	Rate	Balance	Expense(1)	Rate
(Fully taxable equivalent basis, dollars in thousands)
Earning Assets
Loans receivable	$2,062,643	$20,855	4.01%	$1,786,411	$19,157	4.25%
Investment securities	504,297	4,399	3.49%	499,265	4,193	3.36%
Other earning assets	12,848	25	0.77%	18,430	38	0.82%
Total Earning Assets	2,579,788	25,279	3.89%	2,304,106	23,388	4.03%
Non-Earning Assets	200,031			194,708
Total Assets	$2,779,819	25,279		$2,498,814	23,388

Interest-Bearing Liabilities
Deposits	$1,590,252	1,298	0.32%	$1,522,435	1,060	0.28%
Borrowings	510,364	1,069	0.83%	407,593	886	0.86%
Total Interest-Bearing Liabilities	2,100,616	2,367	0.45%	1,930,028	1,946	0.40%
Noninterest-bearing deposits	398,933			322,123
Other liabilities	18,418			15,840
Shareholders' equity	261,852			230,823
Total Liabilities and
Shareholders' Equity	$2,779,819	2,367		$2,498,814	1,946
Net Interest Income		$22,912			$21,442
Net Interest Margin			3.52%			3.69%
Interest Rate Spread			3.44%			3.63%

	Twelve Months Ended December 31, 2015			Twelve Months Ended December 31, 2014
	Average	Interest Income/	Average Yield/	Average	Interest Income/	Average Yield/
	Balance	Expense(1)	Rate	Balance	Expense(1)	Rate
(Fully taxable equivalent basis, dollars in thousands)
Earning Assets
Loans receivable	$1,981,276	$81,811	4.13%	$1,670,113	$71,230	4.26%
Investment securities	520,972	17,885	3.43%	455,262	14,965	3.29%
Other earning assets	18,158	136	0.75%	14,763	118	0.80%
Total Earning Assets	2,520,406	99,832	3.96%	2,140,138	86,313	4.04%
Non-Earning Assets	201,466			192,412
Total Assets	$2,721,872	99,832		$2,332,550	86,313

Interest-Bearing Liabilities
Deposits	$1,604,888	5,141	0.32%	$1,489,293	4,000	0.27%
Borrowings	478,968	3,908	0.82%	318,858	3,145	0.99%
Total Interest-Bearing Liabilities	2,083,856	9,049	0.43%	1,808,151	7,145	0.40%
Noninterest-bearing deposits	366,558			294,704
Other liabilities	19,211			15,537
Shareholders' equity	252,247			214,158
Total Liabilities and
Shareholders' Equity	$2,721,872	9,049		$2,332,550	7,145
Net Interest Income		$90,783			$79,168
Net Interest Margin			3.60%			3.70%
Interest Rate Spread			3.53%			3.64%

(1)	Income related to securities exempt from federal income taxes is stated on a fully taxable-equivalent basis, assuming a federal income tax rate of 35%, and is then reduced by the non-deductible portion of interest expense. For the three months ended December 31, the adjustments made to convert to a fully taxable-equivalent basis were $117 for 2015 and $138 for 2014. For the twelve months ended December 31, the adjustments made to convert to a fully taxable-equivalent basis were $538 for 2015 and $497 for 2014.

OTHER DATA

	Three Months Ended December 31		Twelve Months Ended December 31
	2015	2014	2015	2014

Tangible common equity	$231,715	$204,676	$231,715	$204,676
Return on average assets	0.49%	0.68%	0.69%	0.60%
Return on average equity	5.17	7.33	7.44	6.53
Net yield on earning assets	3.52	3.69	3.60	3.70
Average loans to assets	74.20	71.49	72.79	71.60
Average loans to deposits	103.69	96.85	100.50	93.62
Average noninterest - bearing deposits to total deposits	20.06	17.46	18.59	16.52
Average equity to assets	9.42	9.24	9.27	9.18
Common equity tier 1 capital as a percentage of total risk weighted assets	9.88	N/A	9.88	N/A
Total capital as a percentage of total risk weighted assets	12.10	12.23	12.10	12.23
Tangible common equity as a percentage of tangible assets	8.33	8.21	8.33	8.21
Tangible common equity as a percentage of total risk weighted assets	9.75	10.13	9.75	10.13

NON-GAAP MEASURES

Operating net income, net income less acquisition related expenses

(Dollars in thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2015	2014	2015	2014

Net income available to common shareholders	$3,414	$4,265	$18,757	$13,639
Add acquisition related expenses adjusted for tax	1,537	202	3,243	3,350
Tax rate change - DTA adjustment	231	-	231	-
Operating net income	$5,182	$4,467	$22,231	$16,989

Operating net income per share - diluted	$0.13	$0.12	$0.57	$0.48

Core efficiency percentage, efficiency percentage excluding acquisition related expenses

(Dollars in thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2015	2014	2015	2014

Total noninterest expense (A)	$21,048	$18,608	$78,373	$72,706
Less acquisition related expenses	(2,074)	(171)	(4,608)	(5,081)
Numerator for calculation of core efficiency (B)	$18,974	$18,437	$73,765	$67,625

Net interest income	$22,795	$21,304	$90,245	$78,671
Total noninterest income	4,120	4,077	17,631	16,713
Denominator for calculations (C)	$26,915	$25,381	$107,876	$95,384

Efficiency percentage (A/C)	78.20%	73.31%	72.65%	76.22%
Core efficiency percentage (B/C)	70.50%	72.64%	68.38%	70.90%